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EXHIBIT 15

[Letterhead of PricewaterhouseCoopers LLP]

July 21, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We are aware that our report dated May 13, 2005 on our review of interim financial information of Protective Life Insurance Company and its subsidiaries (the "Company") for the three-month periods ended March 31, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in the Company's registration statement on Form S-3 dated July 21, 2005.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

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  EXHIBIT 15